Exhibit 10.1

SECOND AMENDMENT, CONSENT AND RELEASE

TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT, CONSENT AND RELEASE TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of April 13, 2015, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, as agent (“Agent”) for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto, and NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation (“Borrower”).

WHEREAS, Borrower, Agent, and Lenders are parties to that certain Amended and Restated Credit Agreement dated as of February 3, 2014 (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”);

WHEREAS, to guarantee and secure payment and performance of the Obligations under the Credit Agreement, Borrower, the Guarantors party thereto, (the “Guarantors” together with Borrower, the “Loan Parties”) and Agent entered into that certain Amended and Restated Guaranty and Security Agreement, dated as of February 3, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which each Guarantor guaranteed the Obligations and each Loan Party granted to Agent, for the benefit of the Lenders, a security interest in substantially all of each Loan Party’s assets;

WHEREAS, Borrower owns all of the issued and outstanding shares of common stock (the “Shares”) of Heckmann Environmental Services, Inc., a Delaware corporation (“Heckmann”);

WHEREAS, Heckmann is a holding company that owns all of the issued and outstanding shares of common stock of Thermo Fluids, Inc., a Delaware corporation (“Thermo Fluids”);

WHEREAS, the Loan Parties have notified Agent and the Lenders that Borrower has entered into a Stock Purchase Agreement dated February 3, 2015 as amended by Amendment No. 1 to Stock Purchase Agreement dated as of March 25, 2015 (as attached hereto as Exhibit A, collectively, the “Purchase Agreement”) with Safety-Kleen, Inc., a Delaware corporation (“Buyer”), under the terms of which Borrower shall sell, transfer and convey the Shares to Buyer;

WHEREAS, the Loan Parties have requested that Agent and the Lenders each: (i) consent to the sale of the Shares pursuant to the terms of the Purchase Agreement; (ii) release Agent’s Lien on the Shares; (iii) release Agent’s Lien on the assets of Heckmann and Thermo Fluids; and (iv) release each of Heckmann and Thermo Fluids from its obligations under the Security Agreement and each other Loan Document;

WHEREAS, Agent and Lenders are each willing to provide such consent and release on the terms as set forth herein;

WHEREAS, Agent, Lenders and Borrower have agreed to amend the Credit Agreement in certain respects.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2. Consent. In reliance upon the representations and warranties of Borrower set forth in Section 7 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 6 below, effective upon (i) the consummation of the sale of the Shares in accordance with the terms of the Purchase Agreement and (ii) the receipt by Agent of all of the Net Cash Proceeds of such sale (in any event, in an amount not less than $70,000,000) in the following account:

Bank:	Wells Fargo Bank, N.A.
ABA No.:	121-000-248
Account No.:	[omitted]
Reference:	Nuverra
Account Name:	Wells Fargo Bank, N.A.,

Agent and Lenders consent to the consummation of the sale of the Shares in accordance with the terms of the Purchase Agreement and acknowledge, confirm and agree that (x) Heckmann and Thermo Fluids are released from all Obligations under the Security Agreement and each other Loan Document, (y) Heckmann and Thermo Fluids shall no longer be or be deemed to be a “Guarantor” or “Grantor” or obligor of any nature under or pursuant to the Security Agreement or any other Loan Document, and (z) Agent’s Liens on all the assets of Heckmann and Thermo Fluids and the Shares are released. All of the Net Cash Proceeds received by Agent upon the consummation of the sale of the Shares shall be applied to the Revolving Loans. This consent is a limited consent and shall not be deemed to constitute a consent with respect to any other current or future departure from the requirements of any provision of the Credit Agreement or any other Loan Documents.

3. Amendment. In reliance upon the representations and warranties of Borrower set forth in Section 7 below and subject to the satisfaction of the conditions to effectiveness set forth in Section 6 below and effective upon the effectiveness of the consent set forth in Section 2:

(a) Article 2 of the Credit Agreement is hereby amended by deleting Section 2.14 therein in its entirety.

(b) Article 4 of the Credit Agreement is hereby amended by adding a new Section 4.28 to the end thereof to read in its entirety as follows:

4.28 Net Bond Proceeds of Asset Sales. As of the Second Amendment Effective Date (after giving effect to the sale of the “Shares” (as defined in the Second Amendment)) the aggregate amount of Net Bond Proceeds from all Asset Sales since April 10, 2012 that have not been applied or invested as provided in Section 4.10(b) of the Bond Indenture is $0.

(c) [Reserved].

(d) Article 5 of the Credit Agreement is hereby amended by adding a new Section 5.17 to the end thereof to read in its entirety as follows:

5.17 Excess Proceeds Under Indenture. No less than thirty (30) days prior to the date that Borrower and its Subsidiaries shall have Excess Proceeds and/or Net Bond Proceeds that are expected to become Excess Proceeds in the aggregate in excess of $25,000,000, Borrower shall (A) either (i) reduce the Maximum Revolver Amount in accordance with Section 2.4(c), or (ii) apply such funds in accordance with clauses (2), (3) or (4) of Section 4.10(b) of the Bond Indenture (provided, that such application is not otherwise prohibited by this Agreement), in either case such that the result is that no such Excess Proceeds shall be used, and shall not be required to be used, to repurchase any of the Bonds, and (B) deliver to Agent a certification by an Authorized Person that no such Excess Proceeds have or will be, and are not required to be, used to repurchase any of the Bonds. Upon the request of Agent, Borrower shall deliver a report to Agent (i) describing each Asset Sale consummated since April 10, 2012 and the date of consummation thereof, (ii) setting forth the date of receipt and amount of Net Bond Proceeds in connection with each such Asset Sale, and (iii) setting forth the date and the application of the Net Bond Proceeds from each such Asset Sale in accordance with clauses (2), (3) or (4) of Section 4.10(b) of the Bond Indenture. Not less than one hundred (120) days prior to the date that any Net Bond Proceeds of Asset Sales would become Excess Proceeds, Borrower shall provide written notification thereof to Agent, together with a certification by an Authorized Person certifying the amount of such Net Bond Proceeds that shall become Excess Proceeds.

(e) Section 8.2(a) of the Credit Agreement is hereby amended to replace the phrase “or 5.15” with “, 5.15 or 5.17”.

(f) Schedule 1.1 of the Credit Agreement is hereby amended to delete the defined term “Excess” in its entirety.

(g) Schedule 1.1 of the Credit Agreement is hereby amended to add the following defined terms in the appropriate alphabetical order:

“Asset Sales” has the meaning specified therefor in the Bond Indenture.

“Excess Proceeds” has the meaning specified therefor in the Bond Indenture.

“Interest Payment Reserves” means, as of any date of determination, a reserve in the amount of $20,154,000 to establish and maintain with respect to the Borrowing Base and the Maximum Revolver Amount; provided, that such reserve shall be reduced to $0 upon payment by Borrower of the April 15, 2015 interest payment owing to the Bondholders pursuant to the Bond Indenture.

“March 2015 Appraisal” means the appraisal of the Net Orderly Liquidation Value of Eligible Equipment in form and substance satisfactory to Agent prepared by Great American Group Advisory and Valuation Services, LLC, on or after March 1, 2015.

“Net Bond Proceeds” means the “Net Proceeds”, as such term is defined in the Bond Indenture.

“Second Amendment” means that certain Second Amendment, Consent and Release to Amended and Restated Credit Agreement, dated as of the Second Amendment Effective Date, by and among Borrower, Agent and the Lenders party thereto.

“Second Amendment Effective Date” means April 13, 2015.

(h) Schedule 1.1 of the Credit Agreement is hereby amended by amending clause (c) of the defined term “EBITDA”: (i) by deleting the “and” at the end of subclause (xii) thereof; (ii) by deleting the “.” at the end of subclause (xiii) thereof and replacing it in its entirety with “, and”; and (iii) adding a new subclause (xiv) to the end thereof to read in its entirety as follows:

(xiv) fees, costs and expenses incurred on or prior to the Second Amendment Effective Date in connection with the disposition by Borrower of Heckmann Environmental Services, Inc. and Thermo Fluids, Inc. in an aggregate amount not to exceed $6,000,000.

(i) Schedule 1.1 of the Credit Agreement is hereby amended to amend and restate the following definitions each in its entirety to read as follows:

“Applicable Margin” means, as of any date of determination and with respect to Base Rate Loans or LIBOR Rate Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Average Excess Availability of Borrower for the most recently completed month; provided, that for the period from the Closing Date through and including April 30, 2014, the Applicable Margin shall be set at the margin in the row styled “Level III”:

Level	Average Excess Availability	Applicable Margin Relative to Base Rate Loans (the “Base Rate Margin”)	Applicable Margin Relative to LIBOR Rate Loans (the “LIBOR Rate Margin”)
I	≥ $119,000,000	0.75 percentage points	1.75 percentage points
II	< $119,000,000 and ≥ $80,000,000	1.00 percentage points	2.00 percentage points
III	< $80,000,000 and ≥ $40,000,000	1.25 percentage points	2.25 percentage points
IV	< $40,000,000	1.50 percentage points	2.50 percentage points

The Applicable Margin shall be re-determined as of the first day of each calendar month of Borrower.

“Applicable Unused Line Fee Percentage” means, as of any date of determination, the applicable percentage set forth in the following table that corresponds to the Average Revolver Usage of Borrower for the most recently completed month as determined by Agent in its Permitted Discretion; provided, that for the period from the Closing Date through and including April 30, 2014, the Applicable Unused Line Fee Percentage shall be set at the rate in the row styled “Level II”:

Level	Average Revolver Usage	Applicable Unused Line Fee Percentage
I	≥ $97,500,000	0.25 percentage points
II	< $97,500,000	0.375 percentage points

The Applicable Unused Line Fee Percentage shall be re-determined on the first date of each month by Agent.

“Borrowing Base” means, as of any date of determination, the result of:

(a) the sum of (x) 85% of the amount of Eligible Accepted Accounts and (y) the lesser of $12,500,000 and 85% of the amount of Eligible Ticket Held Accounts, less the amount, if any, of the Dilution Reserve, plus

(b) the lower of

(i) the product of 95% multiplied by the net book value (calculated in accordance with GAAP on a basis consistent with Borrower’s historical accounting practices) of Eligible Equipment at such time, and

(ii) the sum of (x) the product of 85% multiplied by the Net Orderly Liquidation Value of Eligible Equipment at such time identified in the most recent Equipment appraisal ordered and obtained by Agent plus (y) the product of 85% of the hard cost (as reflected in the invoice therefor and excluding tax, freight, installation charges and other soft costs) of Eligible Equipment acquired by a Loan Party as new and unused after the date of the most recent Equipment appraisal ordered and obtained by Agent and not identified in such appraisal, provided, that in no event shall Availability attributable to Eligible Equipment under clause (b) of the Borrowing Base exceed 75% of the Borrowing Base at any time; minus

(c) the aggregate amount of Receivables Reserves, Bank Product Reserves, Equipment Reserves, Interest Payment Reserves and other Reserves, if any, established by Agent under Section 2.1(c) of the Agreement.

“Covenant Testing Period” means a period (a) commencing on the last day of the fiscal month of Borrower most recently ended on or prior to a Covenant Trigger Date and for which Agent has received financial statements required to be delivered pursuant to Schedule 5.1 and (b) ending on the first day after such Covenant Trigger Date that Excess Availability has equaled or exceeded the greater of (i) $24,375,000 and (ii) 12.5% of the Maximum Revolver Amount for 90 consecutive days.

“Covenant Trigger Date” means any day on which Borrower fails to maintain Excess Availability in an amount at least equal to the greater of (i) $24,375,000, and (ii) 12.5% of the Maximum Revolver Amount.

“Maximum Revolver Amount” means $195,000,000, as decreased by the amount of reductions in the Revolver Commitments made in accordance with Section 2.4(c) of the Agreement.

(j) Schedule 5.2 of the Credit Agreement is hereby amended by amending and restating section “Upon request by Agent” therein to read in its entirety as follows:

Upon request by Agent

(m) an insurance claim report,

(n) a 13-week cash flow forecast of Borrower and its Subsidiaries, in form and substance reasonably satisfactory to Agent, which shall be delivered at Agent’s request no more frequently than weekly,

(o) such other reports as to the Collateral or the financial condition of Borrower and its Subsidiaries, as Agent may reasonably request.

(k) Schedule C-1 to the Credit Agreement is replaced in its entirety with Schedule C-1 attached hereto.

(l) Schedules A-2, E-1, E-2, P-2, R-1, 4,1(c), 4.1(d), 4.6(b), 4.14, 4.20 and 4.24 to the Credit Agreement are hereby replaced with Schedules A-2, E-1, E-2, P-2, R-1, 4,1(c), 4.1(d), 4.6(b), 4.14, 4.20 and 4.24, respectively, attached hereto.

4. Effectiveness of Amendment; Continuing Effect; Acknowledgment. Except as expressly set forth in Section 2 and Section 3 above, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby. The parties hereto acknowledge that the March 2015 Appraisal shall be implemented as of the Second Amendment Effective Date. This Amendment is a Loan Document.

5. Reaffirmation and Confirmation; Covenant. Borrower hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of Borrower, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Borrower hereby agrees that, except as expressly provided in Section 2, this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects. Upon the effectiveness of the consent set forth in and in accordance with Section 2, Agent agrees to promptly (i) deliver to Borrower, Heckmann, Thermo Fluids or their respective designees (as directed by Borrower) and authorizes Borrower, Heckmann, Thermo Fluids and/or their respective designees to file the UCC-3 termination and amendment statements attached hereto as Exhibit B, (ii) deliver to Borrower, Heckmann, Thermo Fluids or their respective designees (as directed by Borrower) and authorizes Borrower, Heckmann, Thermo Fluids and/or their respective designees to file the mortgage releases attached hereto as Exhibit C, (iii) deliver to Borrower, Heckmann, Thermo Fluids or their respective designees (as directed by Borrower) and authorizes Borrower, Heckmann, Thermo Fluids and/or their respective designees to file the intellectual property release attached hereto as Exhibit D, (iv) deliver to Borrower, Heckmann, Thermo Fluids or their respective designees (as directed by Borrower) the deposit account control agreement termination attached hereto as Exhibit E, (v) deliver to Davis, Malm & D’Agostine, P.C., One Boston Place, Boston, MA 02108, Attention: Daniel T. Janis via overnight delivery the stock certificates of Heckmann and Thermo Fluids each attached hereto as Exhibit F, and (vi) deliver to Borrower, Heckmann, Thermo Fluids or their respective designees (as directed by Borrower) the vehicle titles listed on Exhibit G (it being understood that delivery of such titles will be within 10 days following the effectiveness of the consent set forth in Section 2).

6. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions precedent, in each case satisfactory to Agent in all respects:

(a) Agent shall have received a copy of this Amendment executed and delivered by all Lenders, Agent and the Loan Parties;

(b) Agent shall have received an executed amendment to the Security Agreement, in form and substance satisfactory to Agent;

(c) Substantially contemporaneously herewith, the transactions contemplated by the Purchase Agreement shall have been consummated in accordance with the terms thereof; and

(d) no Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

7. Representations and Warranties. In order to induce Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Agent and Lenders that:

(a) after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which Borrower is a party are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);

(b) Heckmann does not conduct any business or own any assets other than its ownership of the equity securities of Thermo Fluids, and has not incurred any Indebtedness or liabilities other than liabilities incidental to the conduct of its business as a holding company or the Obligations;

(c) attached hereto as Exhibit A is a true, correct and complete copy of the Purchase Agreement, as amended through the Second Amendment Effective Date;

(d) no Default or Event of Default has occurred and is continuing; and

(e) this Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

8. Post-Closing Covenant.

(a) On or prior to the date that is two (2) Business Days (or such later date as Agent may agree to in writing in its sole discretion) after the date hereof, Borrower shall deliver to Agent evidence that Borrower has engaged a nationally-recognized consultant satisfactory to Agent on terms and conditions satisfactory to Agent. Without limiting the foregoing, such engagement shall include the following requirements for the scope of such consultant’s duties and responsibilities: (i) reviewing and analyzing Borrower’s and its Subsidiaries assets, operating and financial strategies and liquidity; (ii) reviewing and analyzing the business plans and financial projections prepared by Borrower, including, but not limited to, testing assumptions and comparing those assumptions to historical trends of Borrower and its Subsidiaries and industry trends; (iii) evaluating the debt capacity of Borrower and its Subsidiaries in light of projected cash flows; (iv) assisting in the preparation of the 13-week cash flow forecasts required to be delivered to Agent pursuant to the terms of the Credit Agreement; (v) promptly furnishing to Agent and its professionals and advisors all related diligence materials and work product, including written reports provided by consultant to Borrower, as may be reasonably requested by Agent (other than any such materials and reports determined by Borrower or its counsel to be subject to the work-product doctrine or attorney-client privilege); and (vi) communicating directly and conferring with Agent and its professionals and advisors regarding Borrower and its Subsidiaries and any matters within the scope of its engagement as described therein. Failure to comply with the provisions of this Section 8(a) shall constitute an immediate Event of Default.

(b) Borrower and each of its Subsidiaries hereby authorizes the consultant retained by Borrower to communicate directly with Agent and its professionals and advisors regarding Borrower and its Subsidiaries and any matters within the scope of its work related thereto.

(c) Borrower and its Subsidiaries shall cooperate fully with Agent and its professionals and advisors and provide assistance with any and all diligence Agent or its professionals and advisors may reasonably require, including, but not limited to, providing Agent and its counsel and advisors with prompt reasonable access to (w) the consultant retained by Borrower pursuant hereto, (x) all related diligence materials and work product, including written reports provided by such consultant to Borrower as may be reasonably requested by Agent (other than any such materials and reports determined by Borrower or its counsel to be subject to the work-product doctrine or attorney-client privilege), (y) Borrower and its Subsidiaries’ respective property, business locations and books and records, and (z) such other available information as Agent or its professionals and advisors shall reasonably request. Failure to comply with the provisions of this Section 8(c), which failure shall continue for a period of five (5) days, shall constitute an Event of Default.

(d) On or before May 15, 2015, Borrower shall cause each of Nuverra Rocky Mountain Pipeline, LLC, NES Water Solutions, LLC, Nuverra Total Solutions, LLC and Heckman Woods Cross LLC to become a Guarantor and comply with Sections 5.11 and 5.12 of the Credit Agreement as if it were not an Immaterial Subsidiary. Failure to comply with the provisions of this Section 8(d) shall constitute an immediate Event of Default.

9. Miscellaneous.

(a) Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of Agent (including reasonable attorneys’ fees) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

(b) Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 12 of the Credit Agreement are expressly incorporated herein by reference.

(c) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

10. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and each Guarantor that executes a Consent and Reaffirmation to this Amendment, on behalf of itself and its successors, assigns, and other legal representatives (Borrower, each Guarantor and all such other Persons being hereinafter referred to collectively as the “Releasors” and individually as a “Releasor”), hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, Issuing Bank and Lenders, and their successors and assigns, and their present and former shareholders, Affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Issuing Bank, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Releasor may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, in any way related to or in connection with the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each Borrower and each Guarantor that executes a Consent and Reaffirmation to this Amendment understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Borrower and each Guarantor that executes a Consent and Reaffirmation to this Amendment agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

NUVERRA ENVIRONMENTAL SOLUTIONS, INC., a Delaware corporation

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	Chairman and Chief Executive Officer

Signature Page Consent, Second Amendment and Release to Amended and Restated Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and as a Lender

By:	/s/ Zachary S. Buchanan
Name:	Zachary S. Buchanan
Title:	AVP

Signature Page Consent, Second Amendment and Release to Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Lauren Trussell
Name:	Lauren Trussell
Title:	Vice President

Signature Page Consent, Second Amendment and Release to Amended and Restated Credit Agreement

CITIZENS BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Josh Bailey
Name:	Josh Bailey
Title:	Vice President

Signature Page Consent, Second Amendment and Release to Amended and Restated Credit Agreement

CAPITAL ONE BUSINESS CREDIT CORP., as a Lender

By:	/s/ Edward Behnen
Name:	Edward Behnen
Title:	Vice President

Signature Page Consent, Second Amendment and Release to Amended and Restated Credit Agreement

CIT FINANCE LLC, as a Lender

By:	/s/ Joseph Gyurindak
Name:	Joseph Gyurindak
Title:	Director

Signature Page Consent, Second Amendment and Release to Amended and Restated Credit Agreement

CONSENT AND REAFFIRMATION

Each of the undersigned (each a “Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing Second Amendment, Consent and Release to Amended and Restated Credit Agreement (terms defined therein and used, but not otherwise defined, herein shall have the meanings assigned to them therein); (ii) consents to Borrower’s execution and delivery thereof; (iii) agrees to be bound thereby, including Section 10 of the foregoing Second Amendment, Consent and Release to Amended and Restated Credit Agreement; and (iv) affirms that nothing contained therein shall modify in any respect whatsoever any Loan Documents to which the undersigned is a party and reaffirms that each such Loan Document is and shall continue to remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that Agent and Lenders have no obligation to inform such Guarantor of such matters in the future or to seek such Guarantor’s acknowledgment or agreement to future consents, amendments or waivers, and nothing herein shall create such a duty.

HECKMANN WATER RESOURCES CORPORATION

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

HECKMANN WATER RESOURCES (CVR), INC.

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

1960 WELL SERVICES, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	Chief Operating Officer and President

Consent and Reaffirmation to Consent, Second Amendment and Release to Amended and Restated Credit Agreement

HEK WATER SOLUTIONS, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	Chief Operating Officer and President

APPALACHIAN WATER SERVICES, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	Chief Operating Officer and President

BADLANDS POWER FUELS, LLC, a Delaware limited liability company

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

BADLANDS POWER FUELS, LLC, a North Dakota limited liability company

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

LANDTECH ENTERPRISES, L.L.C.

BADLANDS POWERFUELS, LLC (DE), Sole Member

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

Consent and Reaffirmation to Consent, Second Amendment and Release to Amended and Restated Credit Agreement

BADLANDS LEASING, LLC

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

IDEAL OILFIELD DISPOSAL, LLC

BADLANDS POWERFUELS, LLC (DE), Sole Member

By:	/s/ Mark D. Johnsrud
Name:	Mark D. Johnsrud
Title:	President

Consent and Reaffirmation to Consent, Second Amendment and Release to Amended and Restated Credit Agreement

Schedule C-1

Commitments

Lender	Revolver Commitment
Wells Fargo Bank, National Association	$59,693,878
Bank of America, N.A.	$39,795,918
Citizens Bank of Pennsylvania	$39,795,918
Capital One Business Credit Corp.	$27,857,143
CIT Finance LLC	$27,857,143

All Lenders	$195,000,000